UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________

FORM 8-K

_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   September 8, 2012

Valley High Mining Company
(Exact name of Registrant as Specified in its Charter)

Nevada	0- 51232	68-0582275
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

12835 East Arapahoe Road, Tower One Suite 810
Englewood, Colorado 80112
 (Address of Principal Executive Offices) (Zip Code)

303-647-1914
 (Registrant’s Telephone Number, including Area Code)

N/A
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definite Agreement

On September 8, 2012, Valley High Mining Company (the “Company”) entered into a Joint Venture Agreement (the “Agreement”) with Corizona Mining Partners, LLC (“Corizona”), a Minnesota limited liability company. On July 20, 2012, the Company and Corizona formed a limited liability company, Minera Carabamba S.A. (the “Joint Venture”), pursuant to the laws of Peru. The Joint Venture has acquired a leasehold interest in a property, which has an area of approximately 966 hectares and is located in La Libertad, Peru. The Joint Venture shall conduct operations on the property under the project name of Machacala.

In accordance with the terms and provisions of the Joint Venture Agreement, the Company shall have a 60% ownership interest and Corizona shall have 40% ownership interest in the Joint Venture, provided the Company contributes to the Joint Venture capital in an aggregate amount of $2,000,000. As of the date of this Current Report, the Company has contributed initial capital by advancing $65,000 to the Joint Venture as part of its total funding commitment.

If the Company does not provide a minimum of $1,000,000 in capital contributions to the Joint Venture for any reason other than force majeure or the failure of the Joint Venture to obtain required environmental or social permits from the Peruvian government, then the funds advanced by the Company will be converted into a promissory note in the principal amount of the funds advanced. If the Company advances at least $1,000,000, but not the entire $2,000,000, in the time frame specified in the Agreement, the Company’s ownership interest in the Joint Venture shall be equal to 20% plus a percentage equal to .004 percent for each dollar in excess of $1,000,000 contributed by the Company to the Joint Venture.

Corizona has contributed to the Joint Venture by way of assignment or causing the assignment to the Joint Venture that certain Mineral Lease Agreement between Minera Santa Isabel, S.A. and Jaime Enrique Loret de Mola de Lavalle, dated July 6, 2012. Corizona shall also act as the operator and provide professional services to the Joint Venture. Distributions of profits from the Joint Venture are to be made on a pro rata basis per the parties’ respective ownership interests, provided that the Company shall receive 90% of the distributions until it has received an aggregate in $1,000,000 in distributions and 80% of any further distributions until the Company has received an aggregate of $2,000,000 in distributions.

In the Agreement the parties also have made certain customary representations, warranties and covenants for an agreement of this type.

Item 9.01 Financial Statements and Exhibits

 (d) Exhibits.

10.1	Joint Venture Agreement dated September 8, 2012 between Valley High Mining Company and Corizona Mining Partners, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 24, 2012	VALLEY HIGH MINING COMPANY (Registrant)

By:	/s/ Michel Van Herrweghe
Name:	Michel Van Herrweghe
Title:	President